UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2011

Carrols Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York	13203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE.

On December 9, 2011, Fiesta Restaurant Group, Inc. (“Fiesta Restaurant Group”), a wholly-owned subsidiary of Carrols Restaurant Group, Inc. (“Carrols Restaurant Group”), filed a Registration Statement on Form 10 (the “Registration Statement”) with respect to the previously announced spin-off of Fiesta Restaurant Group by Carrols Restaurant Group. The following information relating to the spin-off was included in the preliminary information statement (subject to completion) filed as Exhibit 99.1 to the Registration Statement.

It is anticipated that under the transition services agreement to be entered into in connection with the spin-off by Fiesta Restaurant Group, Carrols Restaurant Group and Carrols Corporation (“Carrols”), a wholly-owned subsidiary of Carrols Restaurant Group, Carrols Restaurant Group and Carrols will agree to provide certain support services (including accounting, tax accounting, treasury management, internal audit, financial reporting and analysis, human resources, and employee benefits management, information systems, restaurant systems support, legal, lease and franchise administration and risk management services) to Fiesta Restaurant Group to help ensure an orderly transition following the spin-off by providing Fiesta Restaurant Group with sufficient time to develop its own infrastructure. Fiesta Restaurant Group will also agree to provide certain limited management services (including certain legal services) to Carrols Restaurant Group and Carrols.

It is anticipated that the transition services agreement will establish a baseline charge for each category or component of services to be provided and/or will pro-rate the overall cost of such category or categories of services between Fiesta Restaurant Group and Carrols Restaurant Group and its subsidiaries. It is anticipated that the price to be charged for each service will be based on the allocated cost of providing such service. The transition services agreement will also provide for adjustments to the charge for such services based upon such factors as increases in the number of restaurants, addition and/or subtraction of services and incremental charges for special projects or significant transactions including the transition of such functions to Fiesta Restaurant Group. The charge for the services will also be subject to adjustment based upon increases in the consumer price index.

The transition services agreement will be effective upon the completion of the spin-off and it is anticipated that it will continue for a minimum term of three years; provided that Fiesta Restaurant Group may extend the term of the transition services agreement by one additional year upon three months prior written to Carrols Restaurant Group and Carrols; and provided further that Fiesta Restaurant Group may terminate the transition services agreement with respect to any service provided thereunder at any time and from time to time upon 90 days prior written notice to Carrols Restaurant Group and Carrols.

In connection with the spin-off, it is anticipated that Joseph A. Zirkman, currently the Vice President, General Counsel and Secretary of Carrols Restaurant Group and Fiesta Restaurant Group will remain as the Vice President, General Counsel and Secretary of Fiesta Restaurant Group and, effective as of the date of the completion of the spin-off, will resign all of his positions at Carrols Restaurant Group. Paul R. Flanders, currently the Vice President, Chief Financial Officer and Treasurer of Carrols Restaurant Group and Fiesta Restaurant Group, and

Timothy J. LaLonde, currently the Vice President and Controller of Carrols Restaurant Group and Fiesta Restaurant Group, will each resign all of their respective positions at Fiesta Restaurant Group effective as of the date of the completion of the spin-off and will provide services to Fiesta Restaurant Group as may be required pursuant to the transition services agreement. Mr. Flanders will serve as Fiesta Restaurant Group’s interim Chief Financial Officer effective as of the date of the completion of the spin-off until such time as Fiesta Restaurant Group hires a permanent Chief Financial Officer. Mr. Flanders and Mr. LaLonde will remain executive officers of Carrols Restaurant Group following the date of the completion of the spin-off. In addition, in connection with the spin-off, Michael A. Biviano and James E. Tunnessen, currently the Executive Vice President of Taco Cabana and Executive Vice President of Pollo Tropical, respectively, of Carrols Restaurant Group, will resign from their positions at Carrols Restaurant Group effective as of the date of the completion of the spin-off and remain in their corresponding roles at Fiesta Restaurant Group.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date:	December 9, 2011

By:	/s/ Paul R. Flanders
Name:	Paul R. Flanders
Title:	Vice President, Chief Financial Officer and Treasurer

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